2013-11-18, 10:57:11, EST

File insider report – Completed

The transaction has been reported.

Reported transactions for this session.

Insider:	Gress.A	Issuer:	TransGlobe Ener	Security:	Common Sha

Transaction Number	2364410
Security designation	Common Shares
Opening balance of securities held	5500
Date of transaction	2013-11-14
Nature of transaction	51-Exercise of options
Number or value or securities	25000
acquired
Unit price or exercise price	2.2900	Currency	American Dollar

Closing balance of securities held	30500	Insider’s
		calculated
		balance
Filing date/time	2013-11-18
	10:57:07
General remarks (if necessary to describe the transaction)	Exercise of options
Private remarks to securities regulatory authorities

Insider:	Gress.A	Issuer:	TransGlobe Ener	Security:	Options Common

Transaction Number	2364398
Security designation	Options (Common Shares)
Opening balance of securities or contracts held	351400
Date of transaction	2013-11-14
Nature of transaction	51-Exercise of options
Number or value or securities or contracts disposed of	25000
Equivalent number or value of underlying securities disposed of	25000
Unit price or exercise price	2.2900	Currency	American Dollar
Conversion or Exercise price	2.2900	Currency	American Dollar
Date of expiry of maturity	2013-11-27
Closing balance of securities held	326400	Insider’s
		calculated
		balance
Filing date/time	2013-11-18
	10:47:21
General remarks (if necessary to describe the transaction)
Private remarks to securities regulatory authorities

2013-11-18, 11:52:53, EST

File insider report – Completed

The transaction has been reported.

Reported transactions for this session.

Insider:	Noyes. E	Issuer:	TransGlobe Ener	Security	Common Sha

Transaction Number	2364458
Security designation	Common Shares
Opening balance of securities held	46047
Date of transaction	2013-11-15
Nature of transaction	10 – acquisition or disposition in the public market
Number or value or securities	1600
Disposed of
Unit price or exercise price	9.2000	Currency	Canadian Dollar

Closing balance of securities held	44447	Insider’s
		calculated
		balance
Filing date/time	2013-11-18
	11:52:49
General remarks (if necessary to describe the transaction)
Private remarks to securities regulatory authorities